Exhibit A
Joint Filing Agreement
In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a statement on Schedule 13D, and any and all amendments thereto, and expressly authorize General Motors Company to file such Schedule 13D, and any and all amendments thereto, on behalf of each of them.

Dated: August 2, 2010	General Motors Company
	By:	/s/ Daniel Ammann
Daniel Ammann
Vice President, Finance and Treasurer

General Motors Holdings LLC
	By:	/s/ Daniel Ammann
Daniel Ammann
Vice President, Finance and Treasurer